UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 OR 15(d) of the Securities
                              Exchange Act of 1934

              Date of Report (Date of the earliest event reported)
                                October 18, 2005
                                ----------------

                                   Valhi, Inc.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

    Delaware                          1-5467                    87-0110150
-------------------             ------------------           -----------------
 (State or other                   (Commission                 (IRS Employer
 jurisdiction of                   File Number)                Identification
 incorporation)                                                      No.)

 5430 LBJ Freeway, Suite 1700, Dallas, Texas                     75240-2697
----------------------------------------------                  ------------
  (Address of principal executive offices)                       (Zip Code)

               Registrant's telephone number, including area code
                                 (972) 233-1700
                                 --------------


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]     Written  communications  pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR 240.14a-12)

[   ]     Pre-commencement  communications  pursuant to Rule 14d-2(b)  under the
          Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement  communications  pursuant to Rule 13e-4(c)  under the
          Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.
Item 1.02           Termination of a Material Definitive Agreement.

     On October 14, 2005, the Registrant entered into a Prepayment and Termination Agreement (the "Prepayment and Termination Agreement") with Snake River Sugar Company ("Snake River") pursuant to which, among other things, the Registrant agreed that if Snake River prepaid by October 18, 2005 an aggregate of approximately $100.2 million (principal and interest) that Snake River owed to the Registrant under the Amended and Restated Subordinated Loan Agreement between Snake River and the Registrant, as amended and restated as of May 14, 1997, and as further amended through October 19, 2000 (the "Subordinated Loan"), the Registrant would forgive and cancel the remaining accrued and unpaid interest owed by Snake River to the Registrant under the Subordinated Loan (approximately $22 million), and the Subordinated Loan would be terminated. The effectiveness of the Prepayment and Termination Agreement was conditioned upon satisfaction of certain conditions, including receipt of the required $100.2 million by the Registrant by October 18, 2005. On October 18, 2005, Snake River prepaid the required amount to the Registrant, the Prepayment and Termination Agreement became effective and the Subordinated Loan was terminated.

     As part of the Prepayment and Termination Agreement, the Registrant and Snake River entered into an Amended and Restated Company Agreement of The Amalgamated Sugar Company LLC (the "LLC") dated as of October 14, 2005 (the "Amended and Restated Company Agreement"), which superseded and replaced the prior Company Agreement of the LLC dated January 3, 1997 (to be effective December 31, 1996), as amended and restated through October 19, 2000 (the "Prior Company Agreement"). Pursuant to the Amended and Restated Company Agreement, the LLC is required to make higher minimum levels of distributions to its members (including the Registrant) as compared to levels required under the Prior Company Agreement, which would result in the Registrant receiving annual distributions from the LLC in aggregate amounts approximately $1.8 million higher than the level of distributions received during 2002, 2003 and 2004. In addition, assuming certain specified conditions are met (which conditions the Registrant currently believes will be met), the LLC would be required to distribute, in addition to the distributions noted in the preceding sentence, additional amounts that would result in the Registrant receiving at least an additional $25 million during the 15-month period ending December 31, 2006 (with over one-half of such amount expected to be paid during the fourth quarter of
2005).

     The foregoing discussion of the Prepayment and Termination Agreement and the Amended and Restated Company Agreement are qualified in their entirety by the specific provisions of such documents, which will be included as exhibits to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VALHI, INC.
                                     (Registrant)




                              By:    /s/ Gregory M. Swalwell
                                     ----------------------------
                                     Gregory M. Swalwell
                                     Vice President




Date:  October 18, 2005